Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the incorporation by reference in Benjamin Franklin Bancorp, Inc.’s Registration Statement on Form S-8 (No. 333-123882) of our report dated March 9, 2009 relating to our audits of the consolidated financial statements and internal control over financial reporting of Benjamin Franklin Bancorp, Inc., which appear in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 12, 2009